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                                                                    Exhibit 23.1

              Consent of Ernst & Young LLP, Independent Auditors

     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-89549) pertaining to the 1995 Stock Plan, the 1999 Employee Stock Purchase Plan, the Mobility.Net Corporation 1999 Stock Option Plan and Options under Stock Option Agreements of our report dated January 24, 2000, with respect to the consolidated financial statements and financial statement schedule of Software.com, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1999.




                                                           /s/ ERNST & YOUNG LLP

Woodland Hills, California
March 27, 2000